Exhibit 99.1

Contact:
Kevin Chamberlain,

Managing Director, Corporate Communications
(818) 224-7028

PennyMac Mortgage Investment Trust Reports Third Quarter 2010 Results

Calabasas, CA November 3, 2010 — PennyMac Mortgage Investment Trust (NYSE: PMT) today reported net income for the third quarter of 2010 of $7.7 million, or $0.45 per share, on total net investment income of $12.6 million.  In addition, the Board of Trustees of PMT has declared a cash dividend of $0.42 per common share of beneficial interest.  This dividend is payable November 30, 2010 to common shareholders of record on November 19, 2010.

During the third quarter of 2010, the Company invested $125 million in distressed mortgage assets, comprised of $73 million in nonperforming residential mortgage whole loans and $52 million in mortgage-backed securities.  These investments were purchased with a combination of cash flows from existing investments and debt from security repurchase agreements on the Company’s mortgage-backed securities.  Cash flows generated from existing investments were $45 million for the third quarter.  At the end of the quarter, the Company’s portfolios of residential mortgage whole loans and mortgage-backed securities were valued at $245 million and $137 million, respectively.  After the end of the third quarter, the Company entered into a transaction to purchase nonperforming whole loans valued at $222 million.  That transaction is scheduled to close in the middle of December.(1)

Earlier this week, PMT completed a key strategic initiative by executing an agreement pursuant to which the Company can borrow up to $100 million for nonperforming loans and REO assets.  The Company’s objective is to utilize this facility to finance the aggregation of NPL investments pending sale, securitization or other liquidation.  As loans are moved from this facility, for

(1)  The pending transaction is subject to continuing due diligence, customary closing conditions, and procuring additional debt financing and there can be no assurance that the committed amount will ultimately be acquired or that the transaction will be completed at all.

example into a securitization or when liquidated, a corresponding amount will be again available on the facility to finance the purchase of additional non-performing loans. PMT continues to pursue ways to increase its purchasing power through prudent leverage, including securitizations of nonperforming loans, with its first securitization targeted for completion in the beginning of 2011.

During the quarter ended September 30, 2010, PMT recorded net investment income on financial instruments totaling $12.0 million, as summarized below.

	Quarter ended September 30, 2010
	Investment income
	Interest			Realized and
	Coupon	Discount accrual	Total interest	unrealized gains	Total	Average balance
	(dollars in thousands)
Short-term money market investment	$10	$—	$10	$—	$10	$18,545
Mortgage-backed securities:
Non-Agency Alt-A	263	103	366	223	589	19,751
Non-Agency subprime	110	651	761	254	1,015	71,391
Non-Agency prime jumbo	99	3	102	119	221	13,449
	472	757	1,229	596	1,825	104,591
Mortgage loans	2,607	—	2,607	7,561	10,168	224,953
	$3,089	$757	$3,846	$8,157	$12,003	$348,089

The Company’s mortgage loans generated realized and unrealized gains totaling $7.6 million in the third quarter.  Of these gains, $3.5 million was realized through payoffs and sales, the result of collection on the loan balances at levels higher than their beginning of quarter fair values.  The following is a breakdown of the realized and unrealized gains on mortgage loans for the third quarter:

(in thousands)
Valuation changes	$4,012
Payoffs	2,728
Sales	821
$7,561

Stanford L. Kurland, Chairman and Chief Executive Officer of PMT, stated, “Cash flows produced from our investments were strong in the third quarter, generating strong returns from our investments.  This strong cash flow helped to fund a 20% increase in our quarterly dividend payment.  We also saw valuation gains of almost $4 million during the quarter.  This valuation increase is predominantly a function of our NPL portfolio.  As NPLs acquired at discounts move closer to resolution they are generally anticipated to increase in value.

“A number of strategic initiatives are currently underway at PMT, including procuring additional prudent leverage; increasing volume in our conduit operation; developing a jumbo loan conduit program; and completing an NPL securitization,” continued Mr. Kurland.  “These initiatives are intended to not only enhance our short-term earnings potential, but to position PMT to capitalize across the mortgage spectrum as the market converges back to a more normalized market.  While we see the current opportunity for distressed whole loans being very attractive in the near term, we recognize the need to prepare for a revitalized market.  We continue to see investment opportunities in the residential whole loan space that should only be enhanced by these new initiatives as we head into the last quarter of 2010 and the beginning of 2011. ”

Management’s recorded earnings call and slide presentation will be available in the Investor Relations section of the Company’s website at www.PennyMacMortgageInvestmentTrust.com beginning at 5:30 a.m. (PT) on Wednesday, November 3, 2010.

About PennyMac Mortgage Investment Trust

PennyMac Mortgage Investment Trust is a mortgage real estate investment trust (REIT) that invests primarily in residential mortgage loans and mortgage-related assets.  PennyMac Mortgage Investment Trust trades on the New York Stock Exchange under the symbol “PMT” and is externally managed by PNMAC Capital Management, LLC, a wholly owned subsidiary of Private National Mortgage Acceptance Company, LLC.  Additional information about PennyMac Mortgage Investment Trust is available at www.pennymacmortgageinvestmenttrust.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change.  Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements.  Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein.  Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to:  changes in general business, economic, market and employment conditions from those expected; continued declines in residential real estate and disruption in the U.S. housing market; the availability of, and level of competition for, attractive risk-adjusted investment opportunities in residential mortgage loans and mortgage-related assets that satisfy our investment objectives and investment strategies; changes in our investment or operational objectives and strategies, including any new lines of business; the concentration of credit risks to which we are exposed; the availability, terms and deployment of short-term and long-term capital; unanticipated increases in financing and other costs, including a rise in interest rates; the performance, financial condition and liquidity of borrowers; increased rates of delinquency or decreased recovery rates on our investments; increased prepayments of the mortgage and other loans underlying our investments; changes in regulations or the occurrence of other events that impact the business, operation or prospects of government sponsored enterprises; changes in government support of homeownership; changes in governmental regulations, accounting treatment, tax rates and similar matters; and our ability to satisfy complex rules in order to qualify as a REIT for U.S. federal income tax purposes.  You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(unaudited)

	September 30, 2010	December 31, 2009
ASSETS
Cash	$25,061	$54
Short-term investment	—	213,628
Mortgage-backed securities at fair value	137,049	83,771
Mortgage loans at fair value:
Held for sale	4,748	—
Held for investment	240,164	26,046
	244,912	26,046
Real estate acquired in settlement of loans	26,112	—
Principal and interest collections receivable	16,110	—
Interest receivable	755	492
Due from affiliates	55	—
Other assets	3,917	455
Total assets	$453,971	$324,446
LIABILITIES
Accounts payable and accrued liabilities	$782	$527
Securities sold under agreements to repurchase	116,139	—
Contingent underwriting fees payable	5,883	5,883
Payable to affiliates	4,687	4,238
Total liabilities	127,491	10,648

Commitments and contingencies	—	—

SHAREHOLDERS’ EQUITY
Common shares of beneficial interest—authorized, 500,000,000 shares of $0.01 par value; issued and outstanding, 16,832,343 and 16,735,317 shares, respectively	168	167
Additional paid-in capital	316,952	315,514
Retained earnings (accumulated deficit)	9,360	(1,883)
Total shareholders’ equity	326,480	313,798
Total liabilities and shareholders’ equity	$453,971	$324,446

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data)

(unaudited)

	Quarter ended September 30, 2010	Period from August 4, 2009 (commencement of operations) to September 30, 2009	Nine months ended September 30, 2010
Investment Income
Interest income:
Mortgage loans	$2,607	$—	$6,445
Mortgage-backed securities	1,229	449	3,780
Short-term investment	10	100	77
	3,846	549	10,302
Gains on investments:
Mortgage loans	7,578	—	18,697
Mortgage-backed securities	596	267	446
	8,174	267	19,143

Loss on sale of loans purchased for sale	(17)	—	(9)

Results of real estate acquired in settlement of loans	637	—	972
Other income	16	—	17
Net investment income	12,656	816	30,425
Expenses
Management fees	1,237	812	3,650
Compensation	573	483	2,212
Loan servicing fees	885	—	1,561
Professional services	628	72	1,121
Interest	251	—	251
Insurance	191	131	588
Other	801	48	1,508
Total expenses	4,566	1,546	10,891
Income (loss) before provision for income taxes	8,090	(730)	19,534
Provision for income taxes	361	—	2,400
Net income (loss)	$7,729	(730)	$17,134
Earnings (loss) per share:
Basic	$0.46	$(0.04)	$1.02
Diluted	$0.45	$(0.04)	$1.01
Weighted average shares outstanding:
Basic	16,796,487	16,735,317	16,755,931
Diluted	17,069,471	16,735,317	17,028,915

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